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                                             EXHIBIT 4.6

______________________________________________________________
______________________________________________________________







                                  UNC INCORPORATED

                            9 1/8% Senior Notes Due 2003









                            SECOND SUPPLEMENTAL INDENTURE
                            Dated as of November 5, 1993




                               Supplement to Indenture
                              Dated as of July 15, 1993








                       Continental Bank, National Association,
                                       Trustee





_____________________________________________________________
_____________________________________________________________

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       SECOND SUPPLEMENTAL INDENTURE, dated as of November 5,
1993, among UNC INCORPORATED, a Delaware corporation (the "Company"), UNC LEAR SEIGLER, INC., a Delaware corporation ("Lear Seigler"), UNC ALL FAB, INC., a Delaware corporation ("All Fab"), UNC METCALF SERVICING, INC., a Delaware corporation ("Metcalf") and CONTINENTAL BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").

       WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture dated as of July 15, 1993, as amended by the First Supplemental Indenture, dated August 14, 1993 (the "Indenture"), providing for the issuance by the
Company of its     9 1/8% Senior Notes Due 2003 (the "Notes")
and the related guarantees of the Guarantors (the "Guarantees") (the Notes and the Guarantees are sometimes collectively referred to herein as the "Securities");

       WHEREAS, on October 26, 1993, the Company acquired all of the issued and outstanding capital stock of Lear Seigler.

       WHEREAS, the Company (or a subsidiary of the Company) also owns all of the outstanding capital stock of All Fab and Metcalf;

       WHEREAS, in accordance with SECTION 10.05 of the Indenture the Company, as the beneficial owner of all of the outstanding capital stock of Lear Seigler, All Fab and Metcalf, wishes to provide for the greater security of the Holders of the Securities by causing Lear Seigler, All Fab and Metcalf to guarantee the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes;

       WHEREAS, Lear Seigler, All Fab and Metcalf each are duly authorized to so guarantee the Notes and to enter into, execute and deliver this Second Supplemental Indenture;

       WHEREAS, SECTION 9.01(4) of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture to add guarantees with respect to the Notes without notice to or consent of any Securityholder;

       WHEREAS, the Company deems it advisable and not materially adverse to the rights of any Securityholder to amend and supplement the Indenture as provided in this Second
Supplemental Indenture;

       WHEREAS, the Company and the Guarantors, and each of them, desire to appoint the Company as their agent for the purpose described herein; and

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       WHEREAS, the Company, the Guarantors and the Trustee have
done all things necessary under the Indenture to enter into this Second Supplemental Indenture, and Lear Seigler, All Fab, Metcalf and the Company have done all things necessary to make the guarantee herein the valid obligation of Lear Seigler, All Fab and Metcalf, respectively, in accordance with its terms;

       NOW, THEREFORE, in consideration of these premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of Securities as follows:

                                      ARTICLE I
                               Unconditional Guarantee
                               -----------------------

       Section 1.01. For value received, each of Lear Seigler, All Fab and Metcalf, jointly and severally with the Guarantors, hereby fully, unconditionally and absolutely guarantees to the Holders and to the Trustee, the complete and punctual payment and performance by the Company of the Obligations, and further agrees to pay any and all expenses (including, without limitation, fees and disbursements of counsel) which may be paid or incurred by the Trustee or the Holders in enforcing their rights under the Guarantees all in accordance with the terms of the Securities and of the Indenture.

       SECTION 1.02. Each of Lear Seigler, All Fab and Metcalf hereby agrees to be bound by each of the terms of the Indenture that apply to the Guarantors to the same extent as the Guarantors as if each of Lear Seigler, All Fab and Metcalf were a party to the Indenture on the date thereof.

       Section 1.03. No references herein to the Indenture and no provision of this Second Supplemental Indenture or of the Indenture shall alter or impair the guarantee of each of Lear Seigler, All Fab and Metcalf, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest, if any, on any Security.

                                     ARTICLE II
                                Appointment of Agent
                                --------------------

       Section 2.01. Each of the Guarantors hereby constitute and appoint the Company, with power of substitution, its true and lawful attorney-in-fact with full power to execute and
deliver on its behalf, and in its capacity as a Guarantor of the Notes, any and all amendments to or supplements of the
Indenture and any other agreements reasonably necessary or
desirable for the following purposes:
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           (i)       to cure any ambiguity, omission, defect or
                     inconsistency;

          (ii)       to comply with Article 5;

         (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in the manner such that the uncertificated Securities are described in
                     Section 163(f)(2)(B) of the Internal Revenue
                     Code of 1986, as amended;

          (iv)       to add guarantees with respect to the
                     Securities;

           (v) to add to the covenant of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (vi) to reflect the release of any Guarantor from its Guaranty, or the addition of any Subsidiary of the Company as a Guarantor, in the manner provided by the Indenture;

         (vii) to comply with the requirements of the SEC in connection with the qualifying of the Indenture under the TIA; or

        (viii) to make any change that does not adversely effect the rights of any Securityholder.

       Section 2.02. Any action taken by the Company on behalf of a Guarantor in accordance with the provisions of
Section 2.01
shall be binding upon the Guarantor to the same extent as if the Guarantor had taken such action on its own.

                                     ARTICLE III
                                    Miscellaneous
                                    -------------

       Section 3.01. Except as hereby expressly modified, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
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       Section 3.02.        The Trustee shall have no responsibility
for the recitals in this Second Supplemental Indenture or for the validity or the sufficiency of this Second Supplemental
Indenture. The Trustee accepts the trust created by this Second Supplemental Indenture upon the terms and subject to the conditions of the Indenture.

       Section 3.03. Any notices or demands hereafter required or permitted by the Indenture to be given to or served upon the Guarantor or the Corporation shall be given to or served upon the Guarantor or the Corporation, as the case may be, at 175 Admiral Cochrane Drive, Annapolis, Maryland 21401-7394,
Attention: Treasurer.

       Section 3.04. Capitalized terms used herein which are not defined herein shall have the meanings specified in the Indenture.

       Section 3.05. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

       Section 3.06. This Second Supplemental Indenture shall be governed by the laws of the State of New York.

       IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.


ATTEST:                                 UNC INCORPORATED

/s/ Herbert D. Frerichs, Jr.           By: /s/ Richard H. Lange
____________________________           ___________________________


UNC LEAR SEIGLER, INC.                  CONTINENTAL BANK, NATIONAL
                                               ASSOCIATION, as Trustee

By: /s/ Richard H. Lange                By: /s/ Michelle Gallo
___________________________             ___________________________


UNC ALL FAB, INC.                       UNC METCALF SERVICING, INC.

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                    Title: Vice President

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TRI-INDUSTRIES, INC.                    PACIFIC AIRMOTIVE
                                          CORPORATION, INC.

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President


BURNSIDE-OTT AVIATION TRAINING            ARDCO INCORPORATED
  TRAINING CENTER INC.

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President


ENGINE & ENGINE PARTS, INC.             AVMAR INCORPORATED

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President


TEXAS CAMCO INCORPORATED                AIRWORK CORPORATION

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President


UNC AVIATION SERVICES, INC.             UNC ACCESSORY OVERHAUL
                                          GROUP, INC.

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President

CHEMICAL DYNAMICS INCORPORATED          UNC HELICOPTER, INC.

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President


UNC ARTEX, INC.                         CAMCO INCORPORATED

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President

UNC HOLDINGS INC.                       AIRCRAFT TURBINE SERVICE,
                                          INCORPORATED

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President
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UNC INTERNATIONAL SALES, INC.            ASW LIQUIDATING, INC.

By: /s/ James P. Fahey                  By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Treasurer                        Title: Vice President


UNC AIR CAPITAL INCORPORATED           UNC MANUFACTURING
                                          TECHNOLOGY, INC.

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President


UNC NUCLEAR INDUSTRIES, INC.           SEMSA INCORPORATED

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President


RECLAMATION INC.                        UNC RECOVERY CORPORATION

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President


UNITED NUCLEAR CORPORATION              UNC CORNUCOPIA MINING CO., INC.

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President


UNC JOHNSON TECHNOLOGY, INC.

By: /s/ Richard H. Lange                By: /s/ Richard H. Lange
___________________________             ___________________________
Title: Vice President                   Title: Vice President